UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

Camden National Corporation
(Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of Camden National Corporation was held on May 3, 2011 at the Camden National Corporation’s Hanley Center, Fox Ridge Office Park, Route One, Rockport, Maine.  At the Annual Meeting, there were present in person or by proxy 6,229,735 shares of the Company’s common stock, representing approximately 81% of the total outstanding eligible votes.  The following is a brief description of each matter voted on at the Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter.

1.  Election of three members to the Board of Directors to serve a three-year term to expire at the Annual Meeting in 2014:

			Broker
	For	Withheld	Non-Vote
Robert J. Campbell	3,093,407	1,132,870	2,003,458
John W. Holmes	4,161,508	64,769	2,003,458
John M. Rohman	4,163,260	63,017	2,003,458

The other directors that continued in office after the Annual Meeting are as follows:

Term expires 2012	Term expires 2013
Ann W. Bresnahan	David C. Flanagan
Gregory A. Dufour	James H. Page, Ph.D.
Rendle A. Jones	Robin A. Sawyer, CPA
Karen W. Stanley

2.  Non-binding advisory vote on the compensation of the Company’s named executive officers (“Say-on-Pay”):

For	Against	Abstentions	Broker Non-Vote
4,069,859	82,546	73,872	2,003,458

3.  Non-binding advisory vote on the frequency of Say-on-Pay:

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Vote
3,613,632	43,533	494,243	74,869	2,003,458

4.  Ratification of the appointment of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for the year ending December 31, 2011:

For	Against	Abstentions
6,207,543	7,422	14,770

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2011

CAMDEN NATIONAL CORPORATION
(Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan
Chief Financial Officer and Principal
Financial & Accounting Officer